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Exhibit 23.1

Consent of Deloitte & Touche, LLP

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Immunicon Corporation on Form S-1 of our report dated December 4, 2003, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Philadelphia, PA
December 5, 2003

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  Exhibit 23.1
Consent of Deloitte & Touche, LLP